Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(54,025,222)
Realized Gain (Loss) on Swap Contracts	(35,842,187)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(161,528,287)
Unrealized gain (loss) on Fair Value of Swap Contracts	252
Dividend Income	2,018,129
Interest Income	1,990,129
ETF Transaction Fees	21,000
Total Income (Loss)	$(247,366,186)

Expenses
General Partner Management Fees	$774,612
Professional Fees	178,525
Brokerage Commissions	58,611
Directors' Fees and insurance	67,183
NYMEX License Fee	25,820
Total Expenses	$1,104,751
Net Income (Loss)	$(248,470,937)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$2,155,684,947
Additions (5,000,000 Shares)	347,911,260
Withdrawals (4,400,000 Shares)	(305,681,692)
Net Income (Loss)	(248,470,937)

Net Asset Value End of Month	$1,949,443,578
Net Asset Value Per Share (29,923,603 Shares)	$65.15

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596